Exhibit 10.5

THIRD AMENDMENT ADMINISTRATIVE AGENT FEE LETTER

July 17, 2017

ZAGG Inc

910 W. Legacy Center Way

Suite 500

Midvale, UT 84047

Ladies and Gentlemen:

Reference is made to the Credit and Security Agreement, dated as of the 3rd day of March, 2016, among ZAGG Inc, a Delaware corporation (the “Borrower”), the lenders from time to time party thereto (together with their respective successors and assigns, collectively, the “Lenders” and, individually, each a “Lender”) and KeyBank National Association, as the administrative agent for the Lenders (the “Administrative Agent”) (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”). Reference is also made to that certain Third Amendment Agreement, dated as of July 17, 2017, among the Borrower, the Administrative Agent and the Lenders (the “Third Amendment”).

Terms used in this Third Amendment Administrative Agent Fee Letter (this “Letter”) not otherwise defined herein shall be defined as set forth in the Credit Agreement. This Letter confirms the various fee arrangements between the Borrower and the Administrative Agent in connection with the Third Amendment.

The Borrower agrees to pay to the Administrative Agent, for its exclusive benefit and not for the benefit of the Lenders, on the Third Amendment Effective Date, an arrangement fee in the amount of Fifty Thousand Dollars ($50,000).

The fees provided for herein are nonrefundable and are in addition to any other fees and expenses payable under the Credit Agreement, the Administrative Agent Fee Letter, the Third Amendment or any other Loan Document.

This Letter may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile or other electronic signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

This Letter shall be binding upon and inure to the benefit of the Borrower and the Administrative Agent, and their respective successors and assigns. This Letter is a Loan Document as defined in the Credit Agreement. The rights and obligations of all parties hereto shall be governed by the laws of the State of New York.

Sincerely yours,

KEYBANK NATIONAL ASSOCIATION as the Administrative Agent

By:	/s/ MICHAEL GUTIA
Michael Gutia
Vice President

The undersigned agrees to the terms hereof and agrees to be bound thereby.

ZAGG INC

By:	/s/ RANDALL L. HALES
Randall L. Hales
President

Signature Page to

Third Amendment Administrative Agent Fee Letter